                                                                    Exhibit 3.94

                            ARTICLES OF INCORPORATION

                                       OF

                        PINELLAS AMBULANCE SERVICE, INC.

      The undersigned subscribers to these Articles of Incorporation, each a natural person competent to contract, hereby associate themselves together to form a corporation under the laws of the State of Florida.

                                   ARTICLE I.
                                      NAME

      The name of this corporation is: PINELLAS AMBULANCE SERVICE, INC.

                                   ARTICLE II.
                               NATURE OF BUSINESS

      The general nature of the business to be transacted by this corporation is: To engage in the invalid carriage service of transferring invalid people between nursing homes, hospitals, clinics, etc., and in any activity or business permitted under the laws of the United States and of this State.

                                  ARTICLE III.
                                  CAPITAL STOCK

      The maximum number of shares of stock this corporation is authorized to have outstanding at any one time is TEN THOUSAND (10,000) shares of common stock having a nominal or par value of TEN CENTS ($.10) per share.

                                   ARTICLE IV.
                                 INITIAL CAPITAL

      The amount of capital with which this corporation will begin business is ONE THOUSAND ($1,000.00) DOLLARS.

                                   ARTICLE V.
                                TERM OF EXISTENCE

      This corporation is to exist perpetually.

                                   ARTICLE VI.
                                     ADDRESS

      The initial post office address of the principal office of this corporation in the State of Florida is 4756 Central Avenue, St. Petersburg, Florida 33710. The Board of Directors may from time to time move the principal office to any other address in Florida.

                                  ARTICLE VII.
                                    DIRECTORS

      This corporation shall have three (3) Directors, initially. The number of Directors may be increased or diminished from time to time by by-laws adopted by the stockholders, but shall never be less than three (3).

                                  ARTICLE VIII.
                                INITIAL DIRECTORS

      The names and post office addresses of the members of the first Board of Directors are:

NAME                              ADDRESS
----                              -------
Clarence Presley Foster, Jr.      2912 NE 18th Drive, Gainesville, Florida
Clinton Jackson Phillips, II      4756 Central Avenue, St. Petersburg, Florida
J. Emory Cross                    215 NW 10th Avenue, Gainesville, Florida

                                   ARTICLE IX.
                                   SUBSCRIBERS

      The name and post office address of each subscriber of these Articles of Incorporation, the number of shares of stock each agrees to take and the value of the consideration therefore are:

NAME                 ADDRESS                   SHARES       CONSIDERATION
----                 -------                   ------       -------------
Clarence Presley     2912 NE 18th Drive        3,000        $ 300.00
Foster, Jr.          Gainesville, Florida

Clinton Jackson      4756 Central Avenue       3,000          300.00
Phillips, II         St. Petersburg, Fla.

                                   ARTICLE X.
                                 RESIDENT AGENT

      J. EMORY CROSS is hereby designated as Resident Agent for the purpose of accepting service of process upon this corporation and his street address is 215 NW 10th Avenue, Gainesville, Florida 32601.

                                   ARTICLE XI.
                                   AMENDMENTS

      These Articles of Incorporation may be amended in the manner provided by law. Every amendment shall be approved at a stockholders meeting by a majority vote of the Stock entitled to vote thereon.

      IN WITNESS WHEREOF, the Subscribers hereto have signed these Articles of Incorporation and affixed their seals this 7 day of September, 1972.

                                    /s/ Clarence Presley Foster, Jr.    (SEAL)
                                    -----------------------------------
                                    CLARENCE PRESLEY FOSTER, JR.

                                    /s/ Clinton Jackson Phillips, II    (SEAL)
                                    -----------------------------------
                                    CLINTON JACKSON PHILLIPS, II

STATE OF FLORIDA
COUNTY OF ALACHUA

      I HEREBY CERTIFY that on this day, before me, a Notary Public duly authorized in the State and County named above to take acknowledgements, personally appeared CLARENCE PRESLEY FOSTER, JR., to me known to be the person described as one of the Subscribers in and who executed the foregoing Articles of Incorporation and acknowledged before me that he subscribed to those Articles of Incorporation.

      WITNESS my hand and official seal in the State and County named above this 7 day of September, 1972.

                                    /s/      X
                                    --------------------------------------------
                                    Notary Public
                                    My Commission Expires:

STATE OF FLORIDA
COUNTY OF ALACHUA

      I HEREBY CERTIFY that on this day, before me, a Notary Public duly authorized in the State and County named above to take acknowledgements, personally appeared CLINTON JACKSON PHILLIPS, II, to me known to be the person described as one of the Subscribers in and who executed the foregoing Articles of Incorporation and acknowledged before me that he subscribed to those Articles of Incorporation.

      WITNESS my hand and official seal in the State and County named above this 7 day of September, 1972.

                                    /s/      X
                                    --------------------------------------------
                                    Notary Public
                                    My Commission Expires:

ACCEPTANCE BY RESIDENT AGENT

      I hereby accept the responsibilities designated to me as Resident Agent for the above corporation.

      Dated this 2 day of September, 1972.

                                    /s/ J. Emory Cross
                                    -----------------------------------
                                    J. EMORY CROSS

                     AMENDMENT TO ARTICLES OF INCORPORATION
                                       OF
                        PINELLAS AMBULANCE SERVICE, INC.

      I, the undersigned sole stockholder of PINELLAS AMBULANCE SERVICE, INC., whose Articles of Incorporation were filed with the Secretary of State of the State of Florida on July 15, 1973, hereby manifest my intention that the Articles of Incorporation be amended in accordance with the proposed Amendment set forth herein, pursuant to the provisions of Section 607.181(4), Florida Statutes; and I do hereby request the approval thereof by the Secretary of State; and I do hereby certify that there are no other stockholders of PINELLAS AMBULANCE SERVICE, INC.

      The provisions of Article VII of the Articles of Incorporation are hereby deleted in their entirety and the following inserted in lieu thereof:

                                      VII.
                               BOARD OF DIRECTORS

      The Board of Directors of this corporation shall consist of not less than one (1) nor more than fifteen (15) members, the exact number of directors to be fixed from time to time by the stockholders or the By-Laws. The business and affairs of this corporation shall be managed by the Board of Directors, which may exercise all such powers of this corporation and do all such lawful acts and things as are not by law directed or required to be exercised or done only by the stockholders. The transaction of business of the corporation by the Board of Directors shall be governed by the provisions of the By-Laws of this corporation. Directors need not be stockholders. The stockholders of this corporation may remove any director from office at any time with or without cause.

      IN WITNESS WHEREOF, this Amendment to Articles of Incorporation of Pinellas Ambulance Service, Inc., has been duly executed by the sole stockholder of such corporation this 20 day of November, 1985.

                                    /s/ Clarence P. Foster, Jr.
                                    --------------------------------------------
                                    CLARENCE P. FOSTER, JR.

      THE FOREGOING AMENDMENT having been adopted in accordance with the requirements of Chapter 607 of the Florida Statutes, the corporation has caused its President and Secretary to execute on behalf of the corporation these Articles of Amendment this 20 day of November, 1985.

ATTEST:                             PINELLAS AMBULANCE SERVICE. INC.

/s/ Rhonda S. Foster                By:  /s/ Clarence P. Foster, Jr.
--------------------                     ---------------------------
Rhonda S. Foster,                          Clarence P. Foster, Jr.,
Secretary                                  President

STATE OF FLORIDA
COUNTY OF PINELLAS

      THE FOREGOING INSTRUMENT was acknowledged before me this 20 day of November, 1985, by CLARENCE P. FOSTER, JR., President, and RHONDA S. FOSTER, Secretary, respectively, of PINELLAS AMBULANCE SERVICE, INC., a Florida corporation, on behalf of such corporation.

                                    /s/    X
                                    ------------------------------------------
                                    NOTARY PUBLIC
                                    My Commission Expires:

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                        PINELLAS AMBULANCE SERVICE, INC.

      Pursuant to Section 607.187 of the General Corporation Act of Florida, the undersigned corporation adopts these Articles of Amendment to its Articles of
Incorporation:

      FIRST: The name of the corporation is Pinellas Ambulance Service, Inc.

      SECOND: The Certificate of Incorporation of this corporation is amended by changing the article numbered "FIRST" so that, as amended, said article shall read as follows:

      "FIRST" The name of the corporation is Medic One Ambulance Service, Inc.

      THIRD: The amendment of the Articles of Incorporation of the corporation set forth above was adopted by the Board of Directors and approved by the stockholders on February 5, 1987.

      SIGNED This 5 day of February, 1987.

                                    PINELLAS AMBULANCE SERVICE, INC.

                                    By:  /s/ Lee Cox
                                         ------------------------------
                                             LEE COX, President

ATTEST:

/s/ Bettye D. Daugherty
------------------------------------
BETTYE D. DAUGHERTY, Secretary


STATE OF TENNESSEE  )
COUNTY OF DAVIDSON  )

      I HEREBY CERTIFY that on this 5 day of February, 1987, before me a Notary Public in and for Davidson County, Tennessee, Personally appeared Lee Cox and Bettye D. Daugherty and acknowledged themselves to be President and Secretary, respectively of Pinellas Ambulance Service, Inc. and that they executed the foregoing Articles of Amendment to Articles of Incorporation of the corporation as its President and Secretary.

      Witness my hand and official seal in the county and state last aforesaid this 5 day of February, 1987.

                                    /s/    X
                                    ------------------------------------------
                                    Notary Public

My Commission Expires: 12-19-89

                              ARTICLES OF AMENDMENT
                                       OF
                        MEDIC ONE AMBULANCE SERVICE, INC.

To the Department of State
State of Florida

Pursuant to the provisions of Section 607.1006 of the Florida Business Corporation Act, the corporation hereinafter named (the "corporation") does hereby adopt the following Articles of Amendment.

1.    The name of the corporation is Medic One Ambulance Service, Inc.

2. Article I of the Articles of Incorporation of the corporation is hereby amended so as henceforth to read as follows:

                                   "ARTICLE I.
                                      NAME

            The name of this Corporation is: LifeFleet. Inc."

3.    The date of adoption of the aforesaid amendment was October 11, 1990.

4. The designation of the voting group of shareholders entitled to vote on the said amendment is all holders of issued and outstanding Common Stock.

5. The said number of votes cast for the said amendment by the said voting group was sufficient for the approval thereof.

6. The effective time and date of these Articles of Amendment shall be the date and time of filing.

Executed on October 11, 1990

                                    Medic One Ambulance Service, Inc.

                                    /s/ M. Theodore Inouye
                                    -----------------------------------
                                    M. Theodore Inouye,
                                    Chief Financial Officer and Treasurer

WPN: 6703Q

                              ARTICLES OF AMENDMENT

                                       OF

                                 LIFEFLEET, INC.

To the Department of State
State of Florida

Pursuant to the provisions of Section 607.1006 of the Florida Business Corporation Act, the corporation hereinafter named (the "Corporation") does hereby adopt the following Articles of Amendment.

1.    The name of the Corporation is LifeFleet, Inc.

2. Article I of the Articles of Incorporation of the Corporation is hereby amended so as henceforth to read as follows:

                                   "ARTICLE I.
                                      NAME

            The name of this Corporation is: LifeFleet Southeast, Inc."

3.    A new Article XII is added to read as follows:

                                  "ARTICLE XII.
                             LIABILITY OF DIRECTORS

            The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under Florida law."

4.    A new Article XIII is added to read as follows:

                                 "ARTICLE XIII.
                          INDEMNIFICATION OF DIRECTORS

            The Corporation is authorized to indemnify the directors and officers of the Corporation to the fullest extent permissible under Florida law."

5.    The date of adoption of the aforesaid amendment was November 15, 1990.

6. The designation of the voting group of shareholders entitled to vote on the said amendment is all holders of issued and outstanding common stock.

7. The said number of votes case for the said amendment by the said voting group was sufficient for the approval thereof.

8. The effective time and date of these Articles of Amendment shall be the date and time of filing.

Executed on November15, 1990

                                    LifeFleet, Inc.

                                    By:  /s/ M. Theodore Inouye
                                         ---------------------------------------
                                    M. Theodore Inouye,
                                    Chief Financial Officer and Treasurer

9313U/3-4

                                       11